AMENDMENT NO. 2 TO

INVESTMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT SERVICES AGREEMENT, dated as of April 17, 2012 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Variable Insurance Trust (the “Registrant”), a Massachusetts business trust, on behalf of its underlying series listed in Schedule A to the Investment Management Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties wish to modify Schedule A to add new series of the Registrant and to restate the fee rates currently in effect;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A. Effective as of the date hereof, Schedule A to the Agreement shall be replaced with Schedule A hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Schedule A

Fund	Assets (in Millions)	Rate of Fee(1)

Columbia Variable Portfolio – Columbia Asset Allocation Fund	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.550%
	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%

Columbia Variable Portfolio – Contrarian Core Fund	$0 - $500	0.710%
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio – Money Market Fund	$0 - $500	0.350%
	>$500 - $1,000	0.300%
	>$1,000	0.250%

Fund	Assets (in Millions)	Rate of Fee(1)
Columbia Variable Portfolio – Select Large Cap Growth Fund	$0 - $500	0.710%
	>$500 - $1,000	0.665%
	>$1,000 - $1,500	0.620%
	>$1,500 - $3,000	0.570%
	>$3,000 - $6,000	0.560%
	>$6,000	0.540%

Columbia Variable Portfolio – Small Cap Value Fund	$0 - $500	0.790%
	>$500 - $1,000	0.745%
	>$1,000	0.700%

Columbia Variable Portfolio – Small Company Growth Fund	$0 - $500	0.790%
	>$500 - $1,000	0.745%
	>$1,000	0.700%

Columbia Variable Portfolio – Strategic Income Fund	$0 - $500	0.530%
	>$500 - $1,000	0.525%
	>$1,000 - $2,000	0.515%
	>$2,000 - $3,000	0.495%
	>$3,000 - $6,000	0.480%
	>$6,000 - $7,500	0.455%
	>$7,500 - $9,000	0.440%
	>$9,000 - $10,000	0.431%
	>$10,000 - $15,000	0.419%
	>$15,000 - $20,000	0.409%
	>$20,000 - $24,000	0.393%
	>$24,000 - $50,000	0.374%
	>$50,000	0.353%

Fund	Assets (in Millions)	Rate of Fee(1)
Variable Portfolio – AQR Managed Futures Strategy Fund(2)	$0 - $500	1.020%
	>$500 - $1,000	0.975%
	>$1,000 - $3,000	0.950%
	>$3,000 - $6,000	0.930%
	>$6,000	0.900%

Variable Portfolio – Eaton Vance Global Macro Advantage Fund(2)	$0 - $500	1.020%
	>$500 - $1,000	0.975%
	>$1,000 - $3,000	0.950%
	>$3,000 - $6,000	0.930%
	>$6,000	0.900%

Variable Portfolio – Oppenheimer Commodity Strategy Fund(2)	$0 - $500	0.550%
	>$500 - $1,000	0.505%
	>$1,000 - $3,000	0.480%
	>$3,000 - $6,000	0.460%
	>$6,000	0.440%

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on aggregate net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any investment management service fees paid to the Administrator by any Subsidiaries under separate investment management services agreements with the Subsidiaries.